                                                                    Exhibit 23.2

                         [IGLER & DOUGHERTY, P.A. LOGO]


                                ATTORNEYS AT LAW
                                     _______                        Tampa Office
Tallahassee Office                                                     ______
           ______             REPLY TO: TAMPA OFFICE

                                                                 Franklin Exchange Building
   1501 Park Avenue East                                    633 North Franklin Street, Suite 601
 Tallahassee, Florida 32301                                         Tampa, Florida 33602
 (850) 878-2411 - Telephone                                      (813) 307-0510 - Telephone
 (850) 878-1230 - Facsimile                                      (813) 307-0415 - Facsimile
e-mail: idhlaw@nettally.com                                        e-mail: aes@idhlaw.com


                               CONSENT OF COUNSEL

         We hereby consent to the inclusion of our opinion as an exhibit to this registration statement filed by Madison Bancshares, Inc. in Amendment Two to Form 10-SB under the Securities Exchange Act of 1934. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the registration statement within the meaning of the term "expert" as used in
Section 11 of the 1933 Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.




                                               /s/ Igler & Dougherty, PA
                                               IGLER & DOUGHERTY, P.A.
                                               Tampa, Florida